Exhibit 10.7

EZCORP, INC.
Amendment to
2010 Long-Term Incentive Plan
Effective November 15, 2022
The Amended and Restated 2010 Long-Term Incentive Plan, as in effect on November 15, 2022 (the “Plan”), is hereby amended as follows (with terms used, but not otherwise defined, herein having the respective meanings set forth in the Plan).
Unless otherwise specified by the Board, each currently outstanding Award (other than Awards issued pursuant to Section 4.11) shall be deemed to include the following provisions, and each Award Agreement applicable to any such Award shall be, and is hereby, amended to include such provisions.
1.    Accelerated Vesting — If a Participant has a Qualifying Termination, then:
(a)    The Participant’s outstanding Time-Based Awards shall become fully vested and any restrictions thereon shall lapse; and
(b)    The performance goals or other vesting criteria applicable to the Participant’s outstanding Performance-Based Awards shall be deemed achieved at target levels (i.e., 100% payout) and such Awards shall become fully vested on that basis and any restrictions thereon shall lapse. Any Performance-Based Award applicable to any completed fiscal year in which the stated performance goal was not met at or above the minimum level (i.e., 50% payout) shall not be considered to be “outstanding” for purposes of this subsection (b).
2.    Defined Terms — As used herein, the following words and phrases shall have the respective meanings indicated below.
(a)     Annual Base Salary — With respect to any Participant, the annual base salary paid or payable to such Participant (including any base salary that is subject to deferral at the election of the Participant) by the Company or any of its Affiliates at the greater of (a) the rate in effect (or required to be in effect before any diminution that is a basis of the Participant’s termination for Good Reason) on the Date of Termination or (b) the rate in effect immediately prior to the Change in Control.
(b)    Business Combination — A reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries; a sale or other disposition of all or substantially all the assets of the Company; or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries.
(c)    Cause — With respect to any Participant:
(i)    The Participant’s willful failure to perform the Participant’s duties (other than any such failure resulting from incapacity due to physical or mental illness);
(ii)    The Participant’s willful failure to comply with any valid and legal directive of the person or entity to whom the Participant reports;
(iii)    The Participant’s conviction of, or entering into a plea of either guilty or nolo contendere to, any felony or any misdemeanor involving material acts of moral turpitude, embezzlement, theft or other similar act;
(iv)    The Participant’s willful engagement in serious misconduct in the performance of the Participant’s duties;

(v)    The Participant’s willful and material violation of any policy of the Company or any of its Subsidiaries (including the Company’s Code of Conduct); or
(vi)    The Participant’s willful and material violation of the Restrictive Covenant Agreement between such Participant and the Company.
(d)    Change in Control — The occurrence of any of the following events:
(i)    Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of the combined voting power of the Outstanding Company Voting Securities;
(ii)    Consummation of a Business Combination, unless immediately thereafter, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; or
(iii)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, any acquisition or beneficial ownership of Outstanding Company Voting Securities by, or transfer of Outstanding Company Voting Securities to, Phillip E. Cohen or any of his heirs or any entity owned or controlled by Phillip E. Cohen or any of his heirs, shall not constitute a Change in Control.
(e)    Date of Termination —
(i)    If the Participant’s Employment is terminated by the Company for Cause, the date of the Participant’s receipt of the Notice of Termination from the Company or such later date specified in the Notice of Termination;
(ii)    If the Participant’s Employment is terminated by the Participant for Good Reason, the date of the Company’s receipt of the Notice of Termination from the Participant or such later date specified in the Notice of Termination;
(iii)    If the Participant’s Employment is terminated by the Company other than for Cause or Permanent Disability, the date on which the Company notifies the Participant of such termination;
(iv)    If the Participant resigns without Good Reason, the date on which the Participant notifies the Company of such termination; and
(v)    If the Participant’s Employment is terminated by reason of the Participant’s death or Permanent Disability, the date of death of the Participant or the 30th day after receipt of the Notice of Termination by the Participant, as the case may be.
Notwithstanding the foregoing, in no event shall the Date of Termination occur until the Participant experiences a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and the date on which such separation from service takes place shall be the “Date of Termination.”

(f)    Employment — With respect to any Participant, such Participant’s full-time employment with the Company or any of its Subsidiaries.
(g)    Good Reason — With respect to any Participant, any of the following actions taken without such Participant’s written consent:
(i)    The Participant is assigned duties materially inconsistent with such Participant’s position, duties, responsibilities and status with the Company during the 90-day period immediately preceding a Change in Control;
(ii)    The Participant’s position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control (whether or not occurring solely as a result of the Company ceasing to be a publicly traded entity);
(iii)    A material reduction in the Participant’s Annual Base Salary or total annual compensation opportunity from such Annual Base Salary or total annual compensation opportunity, as the case may be, as in effect at the time of the Change in Control or (if higher) at the Date of Termination in the event of a termination of Employment after a Change in Control;
(iv)    The Company requires the Participant regularly to perform such Participant’s duties of Employment beyond a 50-mile radius from the location of the Participant’s Employment immediately prior to the Change in Control;
(v)    The Company fails to obtain a satisfactory agreement from any successor to assume and perform the Plan, as contemplated by Article V below; or
(vi)    Any other action or inaction that constitutes a material breach by the Company of the Plan with respect to such Participant.
In order to invoke a termination of Employment for Good Reason, the Participant shall provide a Notice of Termination to the Company’s Chief Legal Officer within 90 days following the initial existence of any of the conditions described in clauses (i) through (vi) above, which notice shall specify in reasonable detail the conditions constituting Good Reason. The Company shall have a period of 30 days following receipt of such Notice of Termination during which it may remedy the conditions cited in the Notice of Termination. In the event that the Company fails to remedy such conditions during such 30-day period, in order for the termination of Employment to constitute a termination for Good Reason, the Participant’s “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time) must occur, if at all, on or before the later of (A) the second anniversary of the initial existence of any of the conditions constituting Good Reason or (B) the second anniversary of the Change in Control. The Participant’s mental or physical incapacity following the occurrence of an event described in clauses (i) through (vi) above shall not affect the Participant’s ability to terminate employment for Good Reason and the Participant’s death following delivery of a Notice of Termination invoking a termination of Employment for Good Reason shall not affect the Participant’s estate’s entitlement to Separation Benefits provided hereunder.
(h)    Notice of Termination — A written notice of the termination of a Participant’s Employment (whether given by the Company or by the Participant) that (i) indicates the specific termination provision relied upon and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Participant’s Employment under the provision so indicated. The failure by the Participant or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Participant or the Company, respectively, hereunder or preclude the Participant or the Company, respectively, from asserting such fact or circumstance in enforcing the Participant’s or the Company’s respective rights hereunder.
(i)    Outstanding Company Voting Securities — At any time, the then-outstanding voting securities of the Company entitled to vote generally in the election of directors.
(j)    Performance-Based Award — An unvested Award (or portion thereof) the vesting of which is contingent in whole or in part on the achievement of specified performance goals or other conditions (other than the passage of time or continued service). Notwithstanding the foregoing, any portion of a Performance-Based Award that has been designated as “available to vest” (i.e., “banked”) under the terms of the applicable Award Agreement shall be considered to be a Time-Based Award rather than a Performance-Based Award.
(k)    Qualifying Termination — With respect to any Participant, the termination of such Participant’s Employment (i) by the Company for any reason other than Cause or (ii) by the Participant for Good Reason, so long as, in either case, such termination of Employment either (A) occurs after a Change in Control and on or prior to the second anniversary of the Change in Control or (B) occurs prior to a Change in Control and the Participant demonstrates that such termination was requested or otherwise occurred in connection with a potential Change in Control. A Qualifying Termination that occurs prior to a Change in Control will be deemed to occur upon the occurrence of the Change in Control. Notwithstanding the above, the termination of a Participant’s Employment by reason of their death, Permanent Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries that is approved by the Board prior to, and not in contemplation of, a Change in Control shall not constitute a Qualifying Termination.
(l)    Time-Based Award — An unvested Award the vesting of which is contingent solely on the passage of time or continued service. For this purpose, any portion of a Performance-Based Award that has been designated as “available to vest” (i.e., “banked”) under the terms of the applicable Award Agreement shall be considered to be a Time-Based Award.

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